TOSCO FINANCING TRUST

                   Prospectus Supplement dated October 27, 1997
                     to the Prospectus dated March 26, 1997


     The Selling Holders selling Offered Securities pursuant to this Prospectus Supplement and certain information concerning the sale of the Offered Securities are as follows:

                                                          Number of Offered
Selling Holder               Offered Securities Owned     Securities to be Sold

J P Morgan Securities Inc.         143,500                     143,500
Salomon Brothers Capital
  Fund Inc.                        100,000                     100,000
Credit Suisse First Boston
  Corporation                      260,000                     260,000
Motors Insurance Corporation        20,000                      20,000
American Investors Life
  Insurance Company                 27,500                      27,500
Employee Reinsurance
  Corporation                       30,000                      30,000
General Motors Investment
  Management Corporation           150,000                     150,000
Salomon Brothers Total
  Return Fund                        5,000                       5,000

     The above-listed securities will be sold to purchasers by the Selling Holders. There are no special arrangements or agreements with any brokers/dealers regarding the sale of the Offered Securities. The Selling Holders do not have, and during the past three years have not had, any material relationship with Tosco Corporation or any of its affiliates.


             The Date of this Prospectus Supplement is October 27, 1997